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          As filed with the Securities and Exchange Commission on June 5, 1998
                                             Registration No. 333-


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                --------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933

                                --------------------

                             CELLNET DATA SYSTEMS, INC.
               (Exact name of Registrant as specified in its charter)

                                --------------------


          DELAWARE                                       94-2951096
         ----------                                     ------------
  (State of incorporation)                  (I.R.S. Employer Identification No.)


                                 125 Shoreway Road
                                San Carlos, CA  94070
     (Address, including zip code, of Registrant's principal executive offices)

                                --------------------

                                  1994 STOCK PLAN
                              (Full title of the plan)

                                --------------------

                                   John M. Seidl
                       President and Chief Executive Officer
                             CellNet Data Systems, Inc.
                                 125 Shoreway Road
                               San Carlos, CA  94070
                                 (415) 508-6000
(Name, address, and telephone number, including area code, of agent for service)

                                --------------------

                                     Copy to:
                             Trevor J. Chaplick, Esq.
                         Wilson, Sonsini, Goodrich & Rosati
                              Professional Corporation
                                 650 Page Mill Road
                                Palo Alto, CA 94304
                                  (415) 493-9300

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

                          CALCULATION OF REGISTRATION FEE
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                                         PROPOSED     PROPOSED
                                         MAXIMUM       MAXIMUM
  TITLE OF EACH CLASS      AMOUNT        OFFERING     AGGREGATE     AMOUNT OF
    OF SECURITIES TO        TO BE         PRICE       OFFERING    REGISTRATION
     BE REGISTERED       REGISTERED     PER SHARE       PRICE          FEE
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
 Common Stock
   $.001 par value...  2,500,000 shares  $9.47(1)  $23,675,000(1)   $6,985.00
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(1)  Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis, as to an aggregate of 2,5000,000 shares, of
     100% of the average of the high and low prices reported in the NASDAQ
     National Market System on June 1, 1998

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

                              CELLNET DATA SYSTEMS, INC.
                          REGISTRATION STATEMENT ON FORM S-8


                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by CellNet Data Systems, Inc. (the "Company") with the Securities and Exchange Commission:

     (1) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 26, 1996.

     (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 9, 1998.

     (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed on April 23, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances.
Article VI of the Bylaws of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include any current or former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

     In addition, the Company has entered into contractual agreements with certain directors and officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


Item 8.   EXHIBITS.


                Exhibit
                Number                       Description
                -----    -----------------------------------------------
                 4.1     1994 Stock Plan.

                 5.1 Opinion of counsel as to legality of securities being registered (see page II-6).

                23.1     Independent Auditors' Consent (see page II-7).

                23.2     Consent of counsel (contained in Exhibit 5.1 ).

                24.1     Power of Attorney  (see page II-5 of the
                         Registration Statement).

Item 9.   UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undesigned, thereunto duly authorized, in the City of San Carlos, State of California, on June 5, 1998.

                                  CELLNET DATA SYSTEMS, INC.



                                  By: /s/ JOHN M. SEIDL
                                      ----------------------
                                      John M. Seidl
                                      President and Chief Executive Officer

                                  POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Seidl and David L. Perry and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                       CAPACITY                              DATE
-------------------------      ----------------------------------         -------------
/s/JOHN M. SEIDL               President, Chief Executive Officer          June 5, 1998
-------------------------      (Principal Executive Officer)
 John M. Seidl                 and Director

                               Vice President and Chief Financial
/s/PAUL G. MANCA               Officer (Principal Financial and            June 5, 1998
-------------------------      Accounting Officer)
 Paul G. Manca


/s/PAUL M. COOK                Director                                    June 5, 1998
-------------------------
 Paul M. Cook



/s/NEAL M. DOUGLAS             Director                                    June 5, 1998
-------------------------
 Neal M. Douglas


 /s/E. LINN DRAPER, JR.        Director                                    June 5, 1998
-------------------------
 E. Linn Draper, Jr.



 /s/WILLIAM C. EDWARDS         Director                                    June 5, 1998
-------------------------
 William C. Edwards



 /s/ WILLIAM HART              Director                                    June 5, 1998
-------------------------
 William Hart


                                                                   EXHIBIT 5.1



                                     June 2, 1998

CellNet Data Systems, Inc.
125 Shoreway Road
San Carlos, CA  94070

     RE:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 5, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 post-split shares of your Common Stock (the "Shares") which are to be issued pursuant to the 1994 Stock Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plan.

     It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                              Sincerely yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/  WILSON SONSINI GOODRICH & ROSATI

                                                                   EXHIBIT 23.1



                            INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in this Registration Statement of CellNet Data Systems, Inc. on Form S-8 of our report dated February 2, 1998, appearing in the Annual Report on Form 10-K of CellNet Data Systems, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

San Jose, California
June 1, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

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                                     EXHIBITS
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                          Registration Statement on Form S-8

                              CELLNET DATA SYSTEMS, INC.


                                     June 5, 1998

                                  INDEX TO EXHIBITS


  Exhibit
  Number                     Description
---------  -----------------------------------------------------------------
   4.1     1994 Stock Plan.

   5.1 Opinion of Counsel as to legality of securities being registered (see page II-6 of the Registration Statement).

  23.1 Independent Auditors' Consent (see page II-7 of the Registration Statement).

  23.2 Consent of Counsel (contained in Exhibit 5.1 hereto).

  24.1     Power of Attorney (see page II-5 of the
           Registration Statement).